                                                                      EXHIBIT 21

                                  SDK License
                                     021000

This agreement is a license between CyberCash, Inc. ("CyberCash") and you (the "Licensee"). The license sets forth the rights and obligations of the parties with respect to certain software owned by CyberCash (referred to herein as the "SDK") that is accompanied by this License. By clicking the acceptance button or installing the SDK, you are concenting to be bound by and are becoming a party to this License. If you do not agree to all of the terms of this License, click the button that indicates you do not accept the terms, and do not install the SDK.

1.       Scope of License.

         a) License Grant. The SDK consists of human readable code or script (collectively, "sample software") and object code. Subject to limitations provided in this License, CyberCash grants to Licensee a nonexclusive, royalty-free license to: copy the SDK onto Licensee's server, create applications containing object code components of the SDK and sample software, and /or software derived from sample software ("Applications"), and use, host and/or distribute Applications for use, hosting, or distribution by others.

         b)  Limitations.

                  i)    CyberCash reserves all rights in and to the SDK.

                  ii) Applications may be used, distributed, and hosted solely to facilitate access to services offered by CyberCash.

                  iii) Licensee shall not reverse engineer, docompile, disassemble, separate into component files or modify software provided in object code form, except and only to the extent that applicable law notwithstanding this limitation expressly permits such activity, or remove any proprietary, trademark, or copyright markings or confidentiality legends within the SDK or any part thereof or any documentation.

                  iv) The license accompanying an Application shall be in writing and shall include the limitations provided in
                        Section 1.b) (i), (ii) and (iii) above, and shall grant CyberCash the right to enforce the terms of the license to the extent permitted by law.

                  v) If the SDK or a component of the SDK is incorporated into an Application, Licensee shall include a copyright notice in Licensee's Connector in the form: "(C) Copyright (Licensee's company name) (year). Portions of this code are derived from CyberCash software. (C) Copyright CyberCash, Inc. 1997-2000. All rights reserved."

2. Changes. CyberCash may, in its discretion, issue updates, corrections, and new releases (a "Change") to the SDK. Licensee's copy of the SDK may become obsolete if Licensee fails to install a Change. CyberCash is not responsible for any losses or expenses (a) incurred by Licensee to install a Change, or (b) resulting from the failure of Licensee to install a Change. If CyberCash chooses to issue a Change, the terms of this License shall apply to such Change and the same shall be treated as part of the SDK. Licensee may be required to agree to additional or revised terms and conditions as a condition of use of such Change.

3. Government Use. Use, duplication or disclosure by or on behalf of U.S. Government entities is subject to restrictions set forth in subparagraphs (a) through (d) of the Commercial Computer-Restricted Rights clause at FAR 52.227-19 when applicable, or in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013, and in similar clauses, in the NASA AR Supplement. The contractor/manufacturer is CyberCash, Inc., 2100 Reston Parkway, Third Floor, Reston, VA 20191.

4. Restrictions on Export. Licensee shall not export or re-export the SDK or any Application except in full compliance with all United States and other applicable laws and regulations. In particular, but without limitation, the object code component of the SDK may not be downloaded or otherwise exported or re-exported in any form (i) into (or to a national resident of) Cuba, Iraq, Libya, Serbia, Sudan, North Korea, Iran, Syria or the Taliban-controlled areas of Afghanistan, or to anyone on the U.S. Treasury Department's list of Specially
         Designated nationals, the U.S. Commerce Department's Table of Deny Orders or the U.S. Commerce Department's Entity List.

5. No Warranties. THE SDK IS PROVIDED "AS IS" WITHOUT WARRANTY. CYBERCASH AND ITS VENDORS DISCLAIM ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.       Indemnification.

         a) By CyberCash. CyberCash shall indemnify, defend, and hold harmless Licensee against all loss, damage or expense of any kind, including attorneys' fees and costs of litigation, arising from a claim of a third party (including claims, assertions and investigations of a governmental agency), which claim:

                  i) Alleges an infringement of a patent, copyright, trademark, or other intellectual property right by the SDK, provided that CyberCash will not be obligated to defend or indemnify Licensee if such claim arises from
                        (A) modification of the SDK by Licensee in violation of this License if the SDK
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                        would not have infringed absent such modification; or
                        (B) practice of a patented system of method of operation of which the SDK is a component if the practice of the SDK alone does not infringe the patent.

                  ii) Arises in whole or part from the negligence or willful misconduct of CyberCash or its employees or agents.

                  iii) Arises in whole or part from breach of an obligation of CyberCash to Licensee under this Agreement.

         b) By Licensee. Licensee shall indemnify, defend, and hold harmless CyberCash against all loss, damage or expense of any kind, including attorneys' fees and costs of litigation, arising from a claim of a third party (including claims, assertions and investigations of a governmental agency), which claim:

                  i) Alleges the infringement of a patent, copyright, trademark, or other intellectual property by Licensee if such claim arises from (A) modification of the SDK by Licensee or a third party selected by Licensee in violation of this license if the SDK would not have infringed absent such modification or (B) the practice of a patented system or method of operation by Licensee of which the SDK is a component if the practice of the SDK does not alone infringe the patent.

                  ii) Arises in whole or in part from the negligence or willful misconduct of Licensee or its employees or agents; or

                  iii) Arises in whole of in part from breach of an obligation of Licensee to CyberCash under this Agreement.

         c) Procedure. In the event a party becomes aware of a claim described in Sections 6(a) or 6(b) for which it may seek indemnification (the "Indemnified Party"), the Indemnified Party shall promptly give the other party (the "Indemnifying Party") written notice of the claim and permit the Indemnifying Party to assume the defense of the claim. The Indemnified Party shall cooperate fully in defense of the claim, and the Indemnifying Party shall pay the Indemnified Party's costs and expenses as incurred. The Indemnifying Party shall have no liability under this Section 6 unless the Indemnified Party has complied with its obligations under this paragraph.

         d) Prevention of Infringement. If CyberCash Service or any component of a CyberCash Service becomes, or in option of CyberCash is likely to become, the subject of a claim of infringement, then Licensee shall permit CyberCash, at its option and expense, either
             (i) to procure for Licensee the right to continue using the SDK as permitted in this Agreement, or (ii) to replace or modify the affected CyberCash Service or the infringing component of such service so that it becomes noninfringing. If, after using commercially reasonable efforts, CyberCash is unable to cure the infringement, either party may terminate this Agreement upon notice to the other.

 7. Limitation of Liability. Except as provide in Section 6(a), the entire liability of CyberCash under this License shall not exceed US$100. To the maximum extent permitted by applicable law, in no event shall CyberCash or its vendors be liable for any damages whatsoever (including, without limitation, damages for loss of business profit, business interruption, loss of business information, or any other pecuniary loss) arising out of the use of, or inability to use, this CyberCash product, even if CyberCash has been advised of the possibility of such damages. Because some states/jurisdictions do not allow the exclusion or limitation of liability for consequential or incidental damages, the above limitation may not apply to Licensee.

 8. Termination. In addition to any other rights of termination granted herein, CyberCash may terminate this License on 30 days written notice for material breach by Licensee of its obligations hereunder unless such breach is cured within such 30-day period. Upon termination of this License, Licensee will return or destroy all copies of the SDK and Applications in Licensee's possession.

 9. No Agency. Without the written consent of CyberCash, Licensee will not represent that Licensee is an agent of CyberCash or that Licensee or its products have been endorsed or certified by CyberCash.

10. Entire Agreement. This License constitutes the entire agreement between Licensee and CyberCash pertaining to the subject matter hereof, and supersedes in their entirety any and all written or oral agreements pertaining to the SDK and its use between the parties. This License is not an agreement to provide service and does not obligate CyberCash to provide any services.

If the terms of this License are acceptable and you wish to agree to them and be legally bound, select "I ACCEPT" below. If you do not wish to be bound to the terms of this license, select "I DO NOT ACCEPT".

                                  SDK License
                                     021000

This agreement is a license between CyberCash, Inc. ("CyberCash") and you (the "Licensee"). The license sets forth the rights and obligations of the parties with respect to certain software owned by CyberCash (referred to herein as the "SDK") that is accompanied by this License. By clicking the acceptance button or installing the SDK, you are consenting to be bound by and are becoming a party to this License. If you do not agree to all of the terms of this License, click the button that indicates you do not accept the terms, and do not install the SDK.

1.  Scope of License.

         a) License Grant. The SDK consists of human readable code or script (collectively, "sample software") and object code. Subject to limitations provided in this License, CyberCash grants to Licensee a nonexclusive, royalty-free license to: copy the SDK onto Licensee's server, create applications containing object code components of the SDK and sample software, and/or software derived from sample software ("Applications"), and use, host and/or distribute Applications for use, hosting, or distribution by others.

         b)  Limitations.

                  i)    CyberCash reserves all rights in and to the SDK.

                  ii) Applications may be used, distributed and hosted solely to facilitate access to services offered by CyberCash.

                  iii) Licensee shall not reverse engineer, decompile, disassemble, separate into component files or modify software provided in object code form, except and only to the extent that applicable law notwithstanding this limitation expressly permits such activity, or remove any proprietary, trademark, or copyright markings or confidentiality legends within the SDK or any part thereof or any documentation.

                  iv) The license accompanying an Application shall be in writing and shall include limitations provided in
                        Section 1.b)(i), (ii) and (iii) above, and shall grant CyberCash the right to enforce the terms of the license to the extent permitted by law.

                  v) If the SDK or a component of the SDK is incorporated into an Application, Licensee shall include a copyright notice in Licensee's Connector in the form: "(C) Copyright (Licensee's company name)(year). Portions of this code are derived from CyberCash software. (C) Copyright CyberCash, Inc. 1997-2000. All rights reserved."

2. Changes. CyberCash may, in its discretion, issue updates, corrections, and new releases (a "Change") to the SDK. Licensee's copy of the SDK may become obsolete if Licensee fails to install a Change. CyberCash is not responsible for any losses or expenses (a) incurred by Licensee to install a Change, or
    (b) resulting from the failure of Licensee to install a Change. If CyberCash chooses to issue a Change, the terms of this License shall apply to such Change and the same shall be treated as a part of the SDK. Licensee may be required to agree to additional or revised terms and conditions as a condition of use of such Change.

3. Government Use. Use, duplication or disclosure by or on behalf of U.S. Government entities is subject to restrictions set forth in subparagraphs
    (a) through (d) of the Commercial Computer-Restricted Rights clause at FAR 52.227-19 when applicable, or in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013, and in similar clauses in the NASA AR Supplement. The contractor/manufacturer is CyberCash, Inc. 2100 Reston Parkway, Third Floor, Reston, VA 20191.

4. Restrictions on Export. Licensee shall not export or re-export the SDK or any Application except in full compliance with all United States and other applicable laws and regulations. In particular, but without limitation, the object code component of the SDK may not be downloaded or otherwise exported or re-exported in any form (i) into (or to a national resident of) Cuba, Iraq, Libya, Serbia, Sudan, North Korea, Iran, Syria or the Taliban-controlled areas of Afghanistan, or to anyone on the U.S. Treasury Department's list of Specially Designated nationals, the U.S. Commerce Department's Table of Deny Orders or the U.S. Commerce Department's Entity List.





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5.   No Warranties. THE SDK IS PROVIDED "AS IS" WITHOUT WARRANTY. CYBERCASH AND
     ITS VENDORS DISCLAIM ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.   Indemnification.

         a) By CyberCash. CyberCash shall indemnify, defend, and hold harmless Licensee against all loss, damage or expense of any kind, including attorneys' fees and costs of litigation, arising from a claim of a third party (including claims, assertions and investigations of a governmental agency), which claim:

                  i) Alleges an infringement of a patent, copyright, trademark, or other intellectual property right by the SDK, provided that CyberCash will not be obligated to defend or indemnify Licensee if such claim arises from
                       (A) modification of the SDK by Licensee in violation of this License if the SDK would not have infringed absent such modification; or (B) practice of a patented system or method of operation of which the SDK is a component if the practice of the SDK alone does not infringe the patent.

                  ii) Arises in whole or part from the negligence or willful misconduct of CyberCash or its employees or agents.

                  iii) Arises in whole or part from breach of an obligation of
                       CyberCash to Licensee under this Agreement.


         b) By Licensee. Licensee shall indemnify, defend, and hold harmless CyberCash against all loss, damage or expense of any kind, including attorneys' fees and costs of litigation, arising from a claim of a third party (including claims, assertions and investigations of a governmental agency), which claim:

                  i) Alleges the infringement of a patent, copyright, trademark, or other intellectual property by Licensee if such claim arises from (A) modification of the SDK by Licensee or a third party selected by Licensee in violation of this license if the SDK would not have infringed absent such modification; or (B) the practice of a patented system or method of operation by Licensee of which the SDK is a component if the practice of the SDK does not alone infringe the patent.

                  ii) Arises in whole or in part from the negligence or willful misconduct of Licensee or its employees or agents; or

                  iii) Arises in whole or in part from breach of an obligation of Licensee to CyberCash under this Agreement.


         c) Procedure. In the event a party becomes aware of a claim described in Sections 6(a) or 6(b) for which it may seek indemnification (the "Indemnified Party") written notice of the claim and permit the Indemnifying Party to assume the defense of the claim. The Indemnified Party shall cooperate fully in defense of the claim, and the Indemnifying Party shall pay the Indemnified Party's costs and expenses as incurred. The Indemnifying Party shall have no liability under this Section 6 unless the Indemnified party has complied with its obligations under this paragraph.

         d) Prevention of infringement. If CyberCash Service or any component of a CyberCash Service becomes, or in opinion of CyberCash is likely to become, the subject of a claim of infringement, then Licensee shall permit CyberCash, at is option and expense, either (i) to procure for Licensee the right to continue using the SDK as permitted in this Agreement, or (ii) to replace or modify the affected CyberCash Service or the infringing component of such service so that it becomes noninfringing. If, after using commercially reasonable efforts, CyberCash is unable to cure the infringement, either party may terminate this Agreement upon notice to the other.

7. Limitation of Liability. Except as provide in Section 6(a), the entire liability of CyberCash under this License shall not exceed US$100. To the maximum extent permitted by applicable law, in no event shall CyberCash or its vendors be liable for any damages whatsoever (including, without limitation, damages for loss of business profit, business interruption, loss of business information, or any other pecuniary loss) arising out of the use of, or inability to use, this CyberCash product, even if CyberCash has been advised of the possibility of such damages. Because some states/ jurisdictions do not allow the exclusion or limitation of liability for consequential or incidental damages, the above limitation may not apply to Licensee.

8. Termination. In addition to any other rights of termination granted herein, CyberCash may terminate this License on 30 days written notice for material breach by Licensee of its obligations hereunder unless such breach is cured within such 30-day period. Upon termination of this License, Licensee will return or destroy all copies of the SDK and Applications in Licensee's possession.

9. No Agency. Without the written consent of CyberCash, Licensee will not represent that Licensee is an agent of CyberCash or that Licensee or its products have been endorsed or certified by CyberCash.

10. Entire Agreement. This License constitutes the entire agreement between Licensee and CyberCash pertaining to the subject matter hereof, and supersedes in their entirety any and all written or oral agreements pertaining to the SDK and its use between the parties. This License is not an agreement to provide service and does not obligate CyberCash to provide any services.

If the terms of this License are acceptable and you wish to agree to them and be legally bound, select "I ACCEPT" below. If you do not wish to be bound to the terms of this license, select "I DO NOT ACCEPT".